Exhibit 99.1

REVOCABLE PROXY

ISB FINANCIAL CORP.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints ______________ and ______________ of ISB Financial Corp. (“ISBF”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ISBF that the undersigned is entitled to vote at ISBF’s Special Meeting of Shareholders (the “Meeting”), to be held on ___________, February __, 2008, at ______________________, located at ______________________, Iowa City, Iowa, at _:__ _.m., central standard time, and any and all adjournments and postponements thereof, as follows:

1.	The approval of the Agreement and Plan of Merger, dated September 11, 2007 (the “Merger Agreement”), between ISBF and MidWestOne Financial Group, Inc. (“MidWestOne”), pursuant to which MidWestOne will merge with and into ISBF, and the approval of the transactions it contemplates, including the issuance of shares of ISBF common stock as consideration in the proposed merger.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

The Board of Directors recommends a vote “FOR”

approval of the Merger Agreement and approval of the transactions it contemplates.

2.	As a condition to consummating the proposed merger, the approval and adoption of amended and restated articles of incorporation of ISBF to, among other things, change ISBF’s corporate name to “MidWestOne Financial Group, Inc.” and provide for a classified board of directors.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

The Board of Directors recommends a vote “FOR” the approval and adoption of amended and restated articles of incorporation.

3.	The approval of the 2008 Equity Incentive Plan.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

The Board of Directors recommends a vote “FOR” approval of the 2008 Equity Incentive Plan.

4.	The approval to adjourn the Meeting if necessary to solicit additional proxies in order to approve the merger agreement.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES, FOR ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION AND FOR APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

5.	In accordance with their discretion, upon all other business as may properly be brought before the Meeting, or any adjournments or postponements of the Meeting, including whether or not to adjourn the Meeting.

(continued and to be signed on the reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted at the Meeting by: (i) giving written notice of revocation to the Secretary of ISBF; (ii) properly submitting to the Secretary of ISBF a duly executed proxy bearing a later date than this proxy, which automatically revokes this proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from ISBF, prior to the execution of this proxy, of Notice of Special Meeting of Shareholders and a joint proxy statement-prospectus.

Date:______________________
PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL

THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE